UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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[ ] Preliminary Proxy Statement
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JACK HENRY & ASSOCIATES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This amendment is being filed to reflect a revised schedule of audit and non-audit fees on page 33 of the proxy statement.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP and Deloitte & Touche LLP for the audits of the Company’s annual consolidated financial statements for the fiscal years ended June 30, 2016 and 2015, respectively, and reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, the audit of the Company’s assessment and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and fees for other services rendered during those periods.

Audit and Non-Audit Fees

	2016			2015
	Deloitte & Touche Fees	PwC Fees	Total Fees	Deloitte & Touche Fees
Audit fees	$71,500	$1,251,639	$1,323,139	$1,601,910
Audit-related fees (1)	770,264	589,205	1,359,469	1,301,244
Tax fees (2)	—	—	—	92,508
All other Fees	—	—	—	—
Total All Fees	$841,764	$1,840,844	$2,682,608	$2,995,662

(1)
Performed in accordance with SSAE 16 and SOC 1 & 2 and the review of other SEC filings. SSAE 16 and SOC 1 & 2 reviews are conducted to evaluate the effectiveness of operational controls in various regulated business operations of the Company, including our data processing service bureaus.

(2)	Tax fees for 2015 relate to U.S. federal, state, and local tax planning and compliance, and included the completion of Form 5500 for one employee benefit plan.